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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                      CityplaceWASHINGTON, StateD.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF EARLIEST EVENT REPORTED: NOVEMBER 9, 2006


                              ATWOOD OCEANICS, INC.
             (Exact name of registrant as specified in its charter)


                         COMMISSION FILE NUMBER 1-13167

                                      TEXAS
         (State or other jurisdiction of incorporation or organization)

        Internal Revenue Service - Employer Identification No. 74-1611874

                15835 Park Ten Place Drive, Houston, Texas, 77084
                                 (281) 749-7800
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     Check the  appropriate  box below if the Form 8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01         REGULATION FD DISCLOSURE

     The Company's Fleet Status Report at November 9, 2006 is attached hereto as
Exhibit 99.1. Such information is being furnished under Regulation FD and should not be deemed to be filed under Section 18 of the Exchange Act. The Fleet Status Report has also been posted on the Company's website at www.atwd.com. All changes from the Company's last Fleet Status Report dated November 9, 2006 are highlighted in yellow on the Company's website.

     The ATWOOD FALCON completed its shipyard project within its expected budgeted total cost of approximately $32 million. As a result of expensing a portion of these costs in September 2006, operating costs for the ATWOOD FALCON during the quarter and month ended September 30, 2006 were higher than normal at $56,000 and $85,000, respectively. We expect to expense another $5 million of shipyard related costs during the first quarter of fiscal year 2007 which is expected to result in the ATWOOD FALCON's total operating costs for the quarter ending December 31, 2006 to be between $8 million and $9 million. Due primarily to weather related delays, the rig incurred four (4) days of zero rate at the end of the shipyard period. The rig is currently preparing to recommence drilling operations. The ATWOOD BEACON is currently in placecountry-regionSingapore having its last leg sections reattached. This process is now expected to take until the end of November 2006 to complete, with a loss of hire insurance coverage of $70,000 per day to be receiving during this period. Following the reattachment of the leg sections, the rig will be moved to placecountry-regionIndia to commence its twenty-five (25) month contract commitment with Gujarat State Petroleum Corporation Ltd. The CityVICKSBURG has commenced its two (2) year and eight (8) month contract commitment with Chevron in placecountry-regionThailand.

     Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including; the Company's dependence on the oil and gas industry; the risks involved the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company's annual report on Form 10-K for the year ended September 30, 2005, filed with the Securities and Exchange Commission.



ITEM 9.01         EXHIBITS

EXHIBIT 99.1    FLEET STATUS REPORT NOVEMBER 9, 2006



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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              ATWOOD OCEANICS, INC.
                                              (Registrant)



                                              /s/ James M. Holland
                                              James M. Holland
                                              Senior Vice President

                                              DATE:    November 9, 2006






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                                  EXHIBIT INDEX


EXHIBIT NO.                 DESCRIPTION

99.1               Fleet Status Report at November 9, 2006
















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